UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 8, 2005

Lattice Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

5555 N. E. Moore Court

Hillsboro, Oregon 97124-6421

(Address of principal executive offices, including zip code)

(503) 268-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into Material Definitive Agreement.

Employment Agreement with Chief Executive Officer

The summary description of the terms of the employment agreement with Stephen A. Skaggs, the Chief Executive Officer and President of Lattice Semiconductor Corporation (“Lattice” or the “Company”) in Item 5.02(c) of this Form 8-K is incorporated herein by reference.  The summary is qualified in its entirety by the full text of the employment agreement, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Executive Bonus Plan

On August 9, 2005, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Lattice approved the terms of a 2005 executive bonus plan.  The Chief Executive Officer and Vice Presidents of Lattice are eligible to participate in the plan.  Each of the participants has a target bonus.  The target bonuses for each of the executive officers of the Company under the plan are as follows:

Executive Officer	Target Bonus

Stephen A. Skaggs, President and Chief Executive Officer	$150,000

Jan Johannessen, Corporate Vice President and Chief Financial Officer	$100,000

Martin Baker, Vice President, General Counsel and Secretary	$80,000

Frank Barone, Corporate Vice President, Product Operations	$40,000

Steve Donovan, Corporate Vice President, Sales	$40,000

Fifty percent of the target bonus payable to certain officers under the plan, including the executive officers, will be paid if the officer remains employed by Lattice on December 30, 2005.  The remaining bonus payouts will be based on the Company’s achievement of certain objectives during the second half of 2005.  The objectives are related to (i) product development, (ii) technology qualification, (iii) new product design-ins, (iv) new product revenue and (v) total revenue, each of which is given equal weight in determining the final bonus.  For each participant, a specified minimum achievement against the objectives is required for any payment of the incentive portion of the bonus.

The amounts payable under the bonus plan will be determined following the end of the fiscal year and are subject to approval of the Compensation Committee.

Compensation Arrangement with Chairman of the Board

On August 9, 2005, the Board approved a compensation arrangement with Patrick S. Jones as Chairman of the Board.  The material terms of the compensation arrangement are described on Exhibit 99.2 filed with this Form 8-K, which is incorporated herein by reference.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)           On August 8, 2005, Lattice terminated the employment of Cyrus Y. Tsui, its incumbent Chief Executive Officer, and Rodney F. Sloss, its incumbent Vice President of Finance.

(c)           On August 8, 2005, the Board appointed Stephen A. Skaggs as Chief Executive Officer.  Mr. Skaggs, 42, joined Lattice in 1992 and served as Senior Vice President and Chief Financial Officer from 1996 until 2003, when he was appointed President.  On June 14, 2005, the Board named Mr. Skaggs the acting Chief

Executive Officer.  Mr. Skaggs will continue to serve as President of the Company.

On August 9, 2005, the Company and Mr. Skaggs entered into an employment agreement.  Under the terms of the employment agreement, Mr. Skaggs’ base annual salary will be $400,000.  He will also receive an option to purchase 650,000 shares of common stock.  The option will have a ten year term and will vest at a rate of 6.25% of the shares every three months so long as Mr. Skaggs continues as a service provider to the Company.

Mr. Skaggs is also entitled to receive a bonus for the 2005 fiscal year of up to $150,000, 50% of which will be earned on December 30, 2005 if Mr. Skaggs is still employed on such date.  The remaining 50% will be earned based on the achievement of performance objectives that are mutually agreed upon in writing by the Compensation Committee and Mr. Skaggs.  For subsequent fiscal years, Mr. Skaggs will participate in an executive bonus plan that will be established by the Company.  Under this plan, Mr. Skaggs will be eligible to receive a target bonus of up to 70% of his annual base salary (or such higher figure as determined by the Compensation Committee) based on the achievement of specific milestones to be mutually agreed upon by the Compensation Committee and Mr. Skaggs; provided that Mr. Skaggs may receive an annual bonus of up to twice the target bonus for superior achievement of the milestones.

The employment agreement is “at-will”, and the Company may terminate Mr. Skaggs’ employment with or without Cause (as defined in the employment agreement) by giving Mr. Skaggs 30 days advance written notice.  Mr. Skaggs may also terminate his employment by giving the Company 30 days advance written notice.

If the Company terminates Mr. Skaggs’ employment without Cause or if Mr. Skaggs terminates his employment with Good Reason (as defined in the employment agreement), then he will be entitled to receive (i) a severance payment equal to 1.5 times his then annual base salary plus 1.0 times his then target bonus, (ii) reimbursement of health insurance premiums for a period of 18 months following his termination date (or such earlier date upon which he receives comparable medical coverage), and (iii) immediate vesting under all of Mr. Skaggs then outstanding equity awards as if he had continued employment for an additional 12 months following his termination date.  In addition, if Mr. Skaggs is terminated without Cause or terminates his employment with Good Reason within 24 months of a Change in Control (as defined in the employment agreement), he will (x) receive a severance payment equal to 2.0 times his then current base salary plus 2.0 times his target bonus (y) receive reimbursement of health insurance premiums for 24 months and (z) all outstanding equity awards will become fully vested and exercisable on the termination date.  All severance payments are conditioned upon the execution by Mr. Skaggs of a release of claims against the Company and his compliance with certain obligations owed to the Company under his employment agreement.

If any of the benefits and payments provided under the employment agreement are considered “parachute payments” within the meaning of Section 280G of the Internal Revenue Code (the “Code”) and are thus subject to the excise tax imposed by Section 4999 of the Code, the Company will provide Mr. Skaggs with a payment sufficient to cover such excise tax and an additional payment to cover the federal and state and employment taxes that will arise from this payment from the Company, not to exceed $1,000,000.

The foregoing summary is qualified in its entirety by the full text of the employment agreement, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

99.1                          Employment Agreement between Lattice Semiconductor Corporation and Stephen A. Skaggs, dated August 9, 2005

99.2                          Compensation Arrangement with Chairman of the Board

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

Date: August 12, 2005	By:	/s/ Jan Johannessen
Jan Johannessen
Corporate Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Employment Agreement between Lattice Semiconductor Corporation and Stephen A. Skaggs, dated August 9, 2005

99.2	Compensation Arrangement with Chairman of the Board